EXHIBIT 16.1


MORGENSTERN, SVOBODA, & BAER CPA's, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM


July 1, 2009


United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington D.C. 20549

Re:  Belltower Entertainment Corp.

Dear Sirs/Madams:

The undersigned MORGENSTERN, SVOBODA & BAER, CPA's, previously acted as independent accountants to audit the financial statements of Belltower Entertainment Corp, formerly Britton International, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Belltower Entertainment Corp. statements included under Item 5 of its Form 8 dated July 1, 2009, and we agree with such statements as they relate to us and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/s/ MORGENSTERN, SVOBODA & BAER, CPAs